CO-SALE AGREEMENT

        THIS CO-SALE AGREEMENT (this "AGREEMENT") is made and entered into as of this 4th day of May, 1998, by and among Cliffwood Oil & Gas Corp., a Texas corporation (the "COMPANY"), Cliffwood Acquisition - 1998 Limited Partnership, a Texas limited partnership (the "PARTNERSHIP"), Energy Capital Investment Company PLC, an English investment company ("ENERGY PLC"), and EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("ENCAP 96") (with Energy PLC and EnCap 96 sometimes being herein called the "LIMITED PARTNERS").

                                    RECITALS:

        A. Contemporaneously with the execution and delivery of this Agreement, the Company and the Limited Partners are executing and delivering that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of even date herewith (the "PARTNERSHIP AGREEMENT"). The Company is the sole general partner of the Partnership and the Limited Partners are the limited partners of the Partnership.

        B. Under, and subject to the terms of, the Partnership Agreement, the Company has agreed that if it or an Affiliate (as defined in the Partnership Agreement) proposes to participate, either directly or indirectly or by itself or with others, in the acquisition, exploitation and/or development of a Subject Property (as defined in the Partnership Agreement), the Company shall propose that the Partnership also participate in such acquisition, exploitation and/or development.

        C. If the Partnership elects to participate in a Subject Property with the Company or an Affiliate thereof as provided in the Partnership Agreement, the parties hereto desire to provide the Partnership with certain rights in the event the Company or an Affiliate thereof thereafter elect to sell or otherwise dispose of its interest in such Subject Property.

        D. The Company acknowledges and affirms that it recognizes the Limited Partners would not be willing to execute and deliver the Partnership Agreement without the covenants and agreements of the Company herein and that the Company is therefore executing and delivering this Agreement to induce the Limited Partners to execute and deliver the Partnership Agreement.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein and in the Partnership Agreement, the sufficiency of which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1.     RIGHT TO JOIN IN SALE.

        If the Company and/or any Affiliate thereof (the "SELLING PARTY", whether one or more) proposes to sell, dispose of or otherwise transfer all or a portion of its interest in a Subject Property (the "SUBJECT INTEREST"), the Selling Party shall refrain from effecting such transaction unless, prior to the consummation thereof, the Partnership shall have been afforded the opportunity to join in such sale on the basis hereinafter described. Prior to the consummation of any proposed sale, disposition or transfer of the Subject Interest, the Selling Party shall cause the person or entity that proposes to acquire the Subject Interest (the "PROPOSED PURCHASER") to make an offer (the "PURCHASE OFFER") in writing to the Partnership to purchase the Pro Rata Percentage (as defined below) of the Subject Property owned by the Partnership (and the Company or the Partnership shall immediately forward to the Limited Partners a copy of any Purchase Offer). As used in the immediately preceding sentence, the term "PRO RATA PERCENTAGE" shall refer to that percentage of the Selling Party's total interest in the Subject Property that the Proposed Purchaser proposes to purchase. Such purchase shall be made on the same price (as adjusted for the relative interests in the Subject Property to be transferred) and other terms and conditions as the Proposed Purchaser has offered with respect to the Subject Interest. The Partnership shall have 30 days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and the closing of such purchase shall occur contemporaneously with the purchase and sale of the Subject Interest. The parties hereto agree that the determination of whether the Partnership shall accept a Purchase Offer shall be made solely by the Limited Partners.

        2. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Partnership and the Limited Partners, and the Partnership and each Limited Partner hereby severally represents and warrants to the Company as follows:

        (a) It is duly formed and validly existing under the laws of the jurisdiction of its formation.

        (b) It has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) The execution, delivery and performance by it of this Agreement has been duly and validly authorized.

        (d) The execution, delivery and performance by it of this Agreement is within its powers and will not (i) be in contravention of or violate any provisions of its articles of incorporation, bylaws, partnership agreement or other governing documents, as amended to the date hereof, or (ii) be in contravention of or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit or order or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

        (e) Upon delivery of this Agreement by all of the parties hereto, this Agreement will have been duly and validly executed and will be binding upon it and enforceable in accordance with its terms.

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
        3. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by reputable express courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telefax, to the parties at the following address (or to such other address or to the attention of such other person as the recipient party has specified by prior like notice to the sending party):

        IF TO THE COMPANY OR THE PARTNERSHIP:
        -------------------------------------

                             c/o Cliffwood Oil & Gas Corp.
                             110 Cypress Station Drive, Suite 220
                             Houston, Texas  77090
                             Telecopier No.:  (281)537-8324
                             Attention:  Frank A. Lodzinski, President

        IF TO THE LIMITED PARTNERS:
        ---------------------------

                             c/o EnCap Investments L.C.
                             1100 Louisiana
                             Suite 3150
                             Houston, Texas  77002
                             Telecopier No.: (713)659-6130
                             Attention: Robert L. Zorich, Managing Director

        4. AMENDMENTS. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by the parties hereto.

        5. ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

        6. NO WAIVER. The failure of any party to insist upon strict performance of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such part's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        7.     APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGA
TIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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
        9. REFERENCES. All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and VICE VERSA, unless the context otherwise requires and pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

        10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

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
        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            CLIFFWOOD OIL & GAS CORP.

                                            By:_____________________________
                                            Name:  Frank A. Lodzinski
                                            Title: President

                                            CLIFFWOOD ACQUISITON - 1998 LIMITED
                                            PARTNERSHIP

                                            By: CLIFFWOOD OIL & GAS CORP.,
                                                General Partner

                                            By:_____________________________
                                            Name:  Frank A. Lodzinski
                                            Title: President

                                            ENERGY CAPITAL INVESTMENT
                                            COMPANY PLC

                                            By: ____________________________
                                            Name:  Gary R. Petersen
                                            Title: Director

                                            ENCAP EQUITY 1996 LIMITED
                                            PARTNERSHIP

                                            By:    ENCAP INVESTMENTS L.C.
                                            By:_____________________________
                                            Name: Robert L. Zorich
                                            Title:  Managing Director


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